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                                                                      EXHIBIT 99



                                  PRESS RELEASE


J2 COMMUNICATIONS ANNOUNCES REQUEST FOR SPECIAL SHAREHOLDER MEETING

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         August 15, 2000, Los Angeles, California - J2 Communications (NASDAQ:
JTWO) announced today that on August 11, 2000 it received a notice from Daniel
S. Laikin, a member of the Company's Board of Directors and the holder, individually and through affiliates, of 325,200 shares of the Company's common stock (based upon a Schedule 13D filed by Mr. Laikin and Paul Skojdt on July 12,
2000), requesting that a special meeting of the Company's shareholders be called for September 18, 2000 for the purpose of removing the Company's incumbent directors and electing a new Board of Directors. In the alternative, at such proposed meeting, Mr. Laikin has stated that he may seek to amend the bylaws of the Company to expand the Board of Directors to eleven members and thereafter seek to elect a slate of five new directors. Mr. Laikin is also seeking shareholder approval to change the name of the Company to "National Lampoon, Inc."

         The Company anticipates issuing a formal response to Mr. Laikin after the Board of Directors considers Mr. Laikin's request.


For more information contact:
Mr. Christopher Trunkey
(310) 474-5252